UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2007

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Named Executive Officer Bonus Payments

The following incentive payments have been earned by the name executive officers under the Plumas Bank Executive Management Bonus Plan with payment to be made on or before March 15, 2007.

Douglas N. Biddle
President and CEO of Plumas Bancorp and Plumas Bank - $96,350

Robert T. Herr
EVP and Loan Administrator of Plumas Bank - $49,648

Dennis C. Irvine
EVP and CITO of Plumas Bank - $44,444

Andrew J. Ryback
EVP and CFO of Plumas Bancorp and Plumas Bank - $40,612

Monetta R. Dembosz
EVP and Manager – Bank Operations Group of Plumas Bank - $27,762

Stock Option Grants

The Board of Directors of Plumas Bancorp granted the following named executive officers stock options on March 1, 2007, pursuant to our 2001 Stock Option Plan as amended on May 17, 2006. The stock options have an exercise price per share of $16.37, which was the closing price of our common stock on the NASDAQ Capital Market on the date of grant. The following named executive officers’ stock options will vest in four equal annual installments beginning on March 1, 2008 and expire on March 1, 2015. The grants are evidenced by Stock Option Agreements in substantially the form attached as Exhibit 10.1 to this report.

Douglas N. Biddle - 25,700, Robert T. Herr - 10,400, Dennis C. Irvine - 10,400, Andrew J. Ryback - 10,400, Monetta R. Dembosz - 10,400

2007 Named Executive Officer Salaries

Pursuant to a recommendation by the Compensation Committee, the Board of Directors approved the following increased annual base salaries for the following named executive officers to be effective March 1, 2007.

Andrew J. Ryback
EVP and CFO of Plumas Bancorp and Plumas Bank - $145,000

Monetta R. Dembosz
EVP and Manager – Bank Operations Group of Plumas Bank - $130,000

Item 9.01 Financial Statements and Exhibits.

Form of Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

March 5, 2007	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: Executive Vice President/Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement